Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

BUMBLE BEE FOODS, LLC, CONNORS BROS. CLOVER LEAF SEAFOODS COMPANY AND

BUMBLE BEE CAPITAL CORP.

OFFER TO EXCHANGE

$220,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR

7.75% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER 120463 AB0),

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF THEIR

7.75% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBERS U09755 AA4 / 120463 AA2)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Bumble Bee Foods, LLC, Connors Bros. Clover Leaf Seafoods Company and Bumble Bee Capital Corp. (collectively, the “Issuers”) made pursuant to the prospectus dated                     , 2010 (the “Prospectus”), if certificates for the outstanding $220,000,000 aggregate principal amount of their 7.75% Senior Secured Notes due 2015 (CUSIP Numbers U09755 AA4 / 120463 AA2) (the “Initial Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuers prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to Deutsche Bank Trust Company Americas (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

Deutsche Bank Trust Company Americas

Exchange Agent

By Registered or Certified Mail:	By Hand or Overnight Courier:	By Facsimile:

DB Services Tennessee, Inc. P.O. Box 305050 Nashville, Tennessee 37230 Attn: Reorganization Unit	DB Services Tennessee, Inc. 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Reorganization Unit	DB Services Tennessee, Inc. (615) 866-3889 Confirm by telephone:
1-800-735-7777

For information, call:

1-800-735-7777

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus.

Principal Amount of Initial Notes Tendered(1)

$

Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

(1)	Must be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm

Address

Zip Code
Area Code and Tel. No.

Authorized Signature

Title

Name:
(Please Type or Print)

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.